Exhibit 21

Subsidiaries of the Registrant

The following is a list of the subsidiaries of the Registrant:

Name	State of Incorporation
Sterling National Bank	U.S.A.
Sterling Risk Management, Inc.	Vermont
STL Holdings, Inc.	New York
500 Commercial Holding Corp.	New York
High Barney Road, LLC	New York
HudSave Development, Inc.	New York
AllSave Development, LLC	New York
ProSave Development, Inc.	New York
Godfrey Road, LLC	New York
10 Ben Holding Corp.	New York
143 Will Holding Corp	New York
682 Jam Holding Corp	New York
325 West Holding Corp.	New York
Warsave Development, Inc.	New York
Sterling National Funding Corp.	New York
Sterling REIT, Inc.	New York
Provest Services Corp. II	New York
Sterling Factors Corporation	New York
Sterling National Mortgage Company, Inc.	New York
Grassy Sprain Real Estate Holdings, Inc.	New York
HVB Fleet Services corp.	New York
HVB Leasing Corp.	New York
HVB Realty Corp.	New York
HVB Properties Corp.	New York
369 East Realty Corp.	New York
21 Scarsdale Road Corp.	New York
AF Insurance Agency, Inc.	New York
AF Agency, Inc.	New York
Astoria Federal Mortgage Corp.	New York
Fidata Service Corp.	New York
Longrich Investors	New York
Marcus I, Inc.	New York
G.B. Inn, Ltd.	New York
Suffco Service Corporation	New York
Longco Investors Inc.	New York
Mortgage Headquarters, Inc.	New York
Syosset N.J. Realty, Inc.	New Jersey